UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2025

AEYE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39699	37-1827430
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

4670 Willow Road, Suite 125, Pleasanton, California	94588
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 400-4366

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIDR	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	LIDRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 15, 2025, AEye, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Meeting”). Present in person or by proxy at the Meeting were shares of Common Stock representing 7,158,617 votes, or approximately 38.30% of the 18,690,177 shares outstanding and entitled to vote as of the record date of April 4, 2025, and which constituted a quorum.

At the Meeting, the Company’s stockholders: (i) elected the Company’s nominees, Timothy J. Dunn and Sue E. Zeifman, each to serve as a Class I director of the Company until the 2028 Annual Meeting of Stockholders; (ii) ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 as described in Proposal Two; (iii) did not approve an increase in the number of shares of common stock issuable under our 2021 Equity Incentive Plan as described in Proposal Three; (iv) did not approve an advisory stockholder proposal to declassify the Board structure as described in Proposal Four; (v) did not approve an advisory stockholder proposal to reduce the number of authorized shares of common stock as described in Proposal Five; and (vi) did not approve an advisory stockholder floor proposal to reduce the number of authorized shares of common stock as presented at the Meeting.

The following tables set forth the results of the voting at the Meeting.

Proposal One – to elect two (2) Class I directors each to hold office until the Company’s 2028 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal:

Company’s Board of Director Nominees	For	Withheld	Broker Non-votes
Timothy J. Dunn	3,615,850	3,281,941	0
Sue E. Zeifman	3,567,970	3,329,822	0

Founders Group Nominees	For	Withheld	Broker Non-votes
Pamela Bauer	3,124,338	3,778,292	0
Ransom P. Wuller	3,151,769	3,750,861	0

Each of the Company’s nominees, Timothy J. Dunn and Sue E. Zeifman, received the required affirmative vote of holders of a plurality of the votes cast and, therefore, each of the Company’s nominees was elected as a Class I director to hold office until the Company’s 2028 Annual Meeting of Stockholders, and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal.

Proposal Two – to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025:

For	Against	Abstain	Broker Non-votes
5,508,333	393,814	1,256,470	0

Proposal Two required the affirmative vote of the holders of a majority of the voting power of the shares of stock present at the Meeting or represented by proxy and entitled to vote thereon and was approved by stockholders as set forth in the table above.

Proposal Three – to approve an increase in the number of shares of Common Stock issuable under the Company’s 2021 Equity Incentive Plan by 2,500,000 shares:

For	Against	Abstain	Broker Non-votes
3,142,329	3,508,461	252,516	0

Proposal Three required the affirmative vote of the holders of a majority of the voting power of the shares of stock present at the Meeting or represented by proxy and entitled to vote thereon and was not approved by stockholders as set forth in the table above.

Proposal Four – to approve an advisory stockholder proposal to declassify the Board:

For	Against	Abstain	Broker Non-votes
3,435,466	3,247,141	220,699	0

Proposal Four required the affirmative vote of the holders of a majority of the voting power of the shares of stock present at the Meeting or represented by proxy and entitled to vote thereon and was not approved by stockholders as set forth in the table above.

Proposal Five – to approve an advisory stockholder proposal to reduce the number of authorized shares of common stock:

For	Against	Abstain	Broker Non-votes
3,277,220	3,466,913	159,173	0

Proposal Five required the affirmative vote of the holders of a majority of the voting power of the shares of stock present at the Meeting or represented by proxy and entitled to vote thereon and was not approved by stockholders as set forth in the table above.

Proposal Six – to approve an advisory stockholder floor proposal to reduce the number of authorized shares of common stock:

For	Against	Abstain	Broker Non-votes
2,310,009	4,808,788	39,820	0

Proposal Six required the affirmative vote of the holders of a majority of the voting power of the shares of stock present at the Meeting or represented by proxy and entitled to vote thereon and was not approved by stockholders as set forth in the table above.

Item 7.01	Regulation FD Disclosure.

On May 20, 2025, the Company issued a press release (the “Press Release”) regarding the results of the Meeting. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information provided in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statement and Exhibits.

(d)       Exhibits.

Exhibit Number	Description

99.1	Press Release, dated May 20, 2025

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEye, Inc.

Dated: May 20, 2025
	By:	/s/ Andrew S. Hughes
Andrew S. Hughes
Senior Vice President, General Counsel & Corporate Secretary